EXHIBIT 99.1

Upexi Provides Shareholders with Update on Restructuring to Reduce Debt and Increase Working Capital through Sale of Assets

TAMPA, FL, June 20, 2024 (ACCESSWIRE) – Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted Amazon and Direct-to-Consumer (“DTC”) brand owner and innovator in aggregation, today is providing shareholders with a update on its restructuring to reduce debt and increase working capital through the sale of assets.

As previously announced, the Upexi management team and the Board of Directors are exploring strategic alternatives for the Company to maximize current and future shareholder value. On June 13, 2024, the Company sold 100% of the outstanding stock of its wholly owned subsidiary VitaMedica, Inc. (‘VitaMedica’). The value received from this sale will eliminate some of the current debt and provide the necessary working capital for other business units to grow. Upexi Distribution will continue to provide services to the brand through the transition services agreement.

In addition, the Company has a contract to sell the warehouse located in Clearwater, Florida, which is expected to close in the middle of July and eliminate approximately $2.6 million in debt and provide approximately $1.4 million in cash for working capital.

The Company plans to continue to evaluate alternatives, which may include the sale of other business units to eliminate outstanding debt and free up cash to reinvest and grow the business.

Allan Marshall, CEO of Upexi, commented, "Our current debt has inhibited our ability to operate the businesses and continue with our original strategy. The current market conditions make it impossible to raise growth capital or refinance debt in a way that the Company can grow and bring value to our current shareholders. The asset sales are the only path to eliminate debt, secure the balance sheet and provide the capital needed to grow for the future.”

The Company’s management expects to file its quarterly financial statements for the nine months ended, March 31, 2024 on June 24, 2024.

About Upexi, Inc.:

Upexi is a multi-faceted brand owner with established brands in the health, wellness, pet, beauty, and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies.

FORWARD LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

Email: Upexi@KCSA.com

Phone: (212) 896-1254